United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_______________________________________________________________
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
July 27, 2011
Fidelity National Financial, Inc.
______________________________________________________________________________________________________________________________________________
(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida 32204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (904) 854-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ii

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2011, Fidelity National Financial, Inc. (the “Company”), issued, to certain initial purchasers (the “Initial Purchasers”), $300 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2018 (the “Notes”) as part of an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers a 30-day option to purchase up to an additional $60 million principal amount of Notes from the Company to cover over-allotments, if any.

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Financial, Inc. (formerly Fidelity National Title Group, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor in interest to The Bank of New York Trust Company, N.A., as trustee, as supplemented by a first supplemental indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, and a second supplemental indenture (the “Second Supplemental Indenture”), dated as of May 5, 2010. Certain specific terms of the Notes were established pursuant to an officers' certificate, dated August 2, 2011, issued pursuant to the Base Indenture (the “Officers' Certificate,” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).

A copy of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Officers' Certificate and the form of Notes are included or incorporated by reference as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.

The Notes bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2012. If, during the period beginning six months from the original issuance date of the Notes and ending on the one-year anniversary of the original issuance date, the Company fails to timely file any report (other than reports on Form 8-K) that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, then additional interest will accrue on the Notes. Additional interest will also accrue if the Notes or the shares, if any, of the Company's common stock, $0.0001 par value per share (the “Common Stock”), issuable upon the conversion of the Notes do not become freely tradable on and after the one-year anniversary of the original issuance date of the Notes. Additional interest will initially accrue at a rate of 0.25% per annum and will increase to a rate of 0.50% per annum after 90 days if the event giving rise to the accrual of additional interest is not then cured.

The Notes will mature on August 15, 2018 (the “Maturity Date”), unless earlier purchased by the Company or converted.

The Notes will be convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, based on an initial conversion rate, subject to adjustment, of 46.3870 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $21.56 per share), only in the following circumstances: (1) during any calendar quarter commencing after December 31, 2011, if, for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter, the last reported sale price per share of Common Stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period immediately following any ten consecutive trading day period (the “Measurement Period”) in which, for each trading day of the Measurement Period, the trading price per $1,000 principal amount of Notes was less than 98% of the product of the last reported sale price per share of Common Stock on such trading day and the applicable conversion rate on such trading day; (3) upon the occurrence of specified corporate transactions; and (4) at any time on and after May 15, 2018. However, the Notes will cease to be convertible at the close of business on the second scheduled trading day immediately preceding the Maturity Date.

Upon conversion of a Note, the Company must satisfy its conversion obligation by delivering, at its election, cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Company has a policy of settling conversions of the notes using the net-share settlement election feature of the Notes. The conversion rate will be adjusted upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the Indenture), the Company must, in certain circumstances, increase the conversion rate by a specified amount for holders of Notes that elect to convert Notes in connection with that Make-Whole Fundamental Change.

If a “Fundamental Change” (as defined in the Indenture) occurs, then holders of the Notes may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any.

The Indenture and the Notes contain customary event-of-default provisions which, subject to certain notice and cure-period conditions, can result in the acceleration of the principal amount of, and accrued interest on, all outstanding Notes if the Company breaches the terms of the Indenture and Notes.

The Notes will be the Company's unsecured and unsubordinated obligations and will (i) rank senior in right of payment to any of the Company's existing or future unsecured indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank equal in right of payment to the Company's existing and future unsecured indebtedness that is not so subordinated; (iii) be effectively subordinated in right of payment to any of the Company's secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) be structurally subordinated to all existing and future indebtedness and liabilities of the Company's subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

The offer and sale of the Notes and the underlying shares Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers pursuant to a purchase agreement, dated July 27, 2011, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers offered the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The aggregate offering price of the Notes was $300.0 million, and the aggregate initial purchaser discounts and commissions was $7.5 million. The net proceeds to the Company from the offering of Notes, after deducting the initial purchaser discounts and commissions and estimated offering expenses payable by the Company, were approximately $292.0 million. The figures in this paragraph assume that the Initial Purchasers do not exercise their option to purchase up to an additional $60 million principal amount of Notes from the Company to cover over-allotments, if any.

Item 8.01 Other Events.

On July 27, 2011, the Company issued two press releases, which are filed herewith as Exhibit 99.1 and Exhibit 99.2. On August 2, 2011, the Company issued a press release, which is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of December 8, 2005, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006).

4.2
First Supplemental Indenture, dated as of January 6, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on January 24, 2006).

4.3
Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on May 5, 2010).

4.4	Officers' Certificate, dated August 2, 2011, establishing certain terms of the 4.25% Convertible Senior Notes due 2018 of the Registrant.
4.5	4.25% Convertible Senior Note due 2018 of the Registrant
99.1	Press Release of the Registrant, dated July 27, 2011.
99.2	Press Release of the Registrant, dated July 27, 2011.
99.3	Press Release of the Registrant, dated August 2, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc. (Registrant)
Date:	August 2, 2011	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture, dated as of December 8, 2005, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006).

4.2
First Supplemental Indenture, dated as of January 6, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on January 24, 2006).

4.3
Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on May 5, 2010).

4.4	Officers' Certificate, dated August 2, 2011, establishing certain terms of the 4.25% Convertible Senior Notes due 2018 of the Registrant.
4.5	4.25% Convertible Senior Note due 2018 of the Registrant
99.1	Press Release of the Registrant, dated July 27, 2011.
99.2	Press Release of the Registrant, dated July 27, 2011.
99.3	Press Release of the Registrant, dated August 2, 2011.